UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

May 16, 2024
Date of Report (Date of earliest event reported)

Southside Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Texas	000-12247	75-1848732
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 S. Beckham Avenue,	Tyler,	TX	75701
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code: (903) 531-7111

NA
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $1.25 par value	SBSI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2024, the Board of Directors (the “Board”) of Southside Bancshares, Inc. (the “Company”) appointed Keith Donahoe, Regional President of Central Texas of Southside Bank (“Southside”), a subsidiary of the Company, to serve as the Company’s President. The Board of Directors of Southside also appointed Mr. Donahoe President of Southside.

Mr. Donahoe, 53, joined Southside in 2021, first serving as Austin Market President and subsequently serving as Regional President, Central Texas, a position he has held since 2022. In his role as Regional President, Central Texas, he was responsible for Southside's strategic planning, business development, and implementation of lending operations in the Central Texas region. Prior to joining Southside, he was employed at Frost Bank for 26 years, serving as an Executive Vice President until 2021. Mr. Donahoe is a graduate of Texas Tech University with over 30 years of commercial banking experience.

In connection with Mr. Donahoe’s appointment as President of the Company, the Board approved an annual base salary for Mr. Donahoe of $510,000. As President, Mr. Donahoe will participate in the same benefit programs as the Company's other executive officers. There are no familial relationships between Mr. Donahoe and any director or executive officer of the Company. Mr. Donahoe has not engaged in any transaction with the Company that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Lee R. Gibson will continue as Chief Executive Officer and a director of Southside and the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Southside Bancshares, Inc.

Date: May 17, 2024	By:	/s/ JULIE N. SHAMBURGER
Julie N. Shamburger, CPA
Chief Financial Officer
(Principal Financial and Accounting Officer)